Exhibit 1.1

                     CLAYMORE SECURITIES DEFINED PORTFOLIOS,

                                   SERIES 126

                            REFERENCE TRUST AGREEMENT



     This Reference Trust Agreement dated as of June 13, 2002, between Claymore Securities, Inc., as Depositor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Series Formed on or Subsequent to February 6, 2002" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I.

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in this instrument.

                                    PART II.

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:


          (1) The securities listed in the Schedule hereto have been deposited in the Trust under this Reference Trust Agreement as indicated on the attached Schedule A.

          (2) For the purposes of the definition of the term "Unit" in Article I, it is hereby specified that the fractional undivided interest in and ownership of a Trust is the amount described in Amendment No. 1 to the Trust's Registration Statement (Registration No. 333-90148) as filed with



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     the Securities and Exchange Commission today. The fractional undivided interest may (a) increase by the number of any additional Units issued pursuant to Section 2.05, (b) increase or decrease in connection with an adjustment to the number of Units pursuant to Section 2.05, or (c) decrease by the number of Units redeemed pursuant to Section 5.02.

          (3) The term "Record Date" shall mean the first day of each month for principal distributions and the dates set forth in the Prospectus for interest distributions.

          (4) The term "Distribution Date" shall mean the fifteenth day of each month for principal distributions and the dates set forth in the Prospectus for interest distributions.

          (5) The term "Initial Date of Deposit" shall mean the date of this Reference Trust Agreement as set forth above.

          (6) The number of Units of the Trust referred to in Section 2.03 shall be equal to the "Number of Units" in the Statement of Financial Condition in the Prospectus.

          (7) For the purposes of Section 6.01(g)(i), the liquidation amount shall be 40% of the total value of all Securities deposited in the Trust at the end of the Trust's initial offering period.

          (8)  Article I is hereby amended to add the following definitions:

          "Book Entry Position" shall mean any position in Units of a Trust which ownership is recorded on the books of the Trustee which notation evidences ownership of an undivided fraction interest in a Trust in book entry form.

          "Certificate" shall mean any one of the Certificates manually executed by the Trustee and the Depositor in substantially the following form with the blanks appropriately filled in:



                                CERTIFICATE OF
      No. ____                    OWNERSHIP              Units _____

      Description of Trust                           Plan of Distribution:


                                                     CUSIP _________________


     This is to certify that _______________________________________ is the owner and registered holder of this Certificate evidencing the ownership of ________________ units of undivided interest in the above-named Trust created pursuant to the Trust Indenture and Agreement between Claymore Securities, Inc., and The Bank of New York (the "Trustee"), a copy of which is available at the



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office of the Trustee.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the Holder of this Certificate by virtue of the acceptance hereof assents and is bound, a summary of which Indenture is contained in the Prospectus relating to the Trust. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the Trustee's office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee and payment of the fees and expense provided in the Indenture.




















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     IN WITNESS WHEREOF, Claymore Securities, Inc. has caused this Certificate to be executed in facsimile by its Chairman of the Board and The Bank of New York, as Trustee, has caused this Certificate to be executed in facsimile in its corporate name by an authorized officer.

     Date:

     CLAYMORE SECURITIES, INC., Depositor

     By

     THE BANK OF NEW YORK, Trustee

     By




















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                               FORM OF ASSIGNMENT

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT

TEN COM  -  as tenants in common                  __________ Custodian

TEN ENT  -  as tenants by the entireties          (Cust)  (Minor)


JT TEN   -  as joint tenants with                 Under Uniform Gifts to
            right of survivor-ship and            Minors Act
            not as tenants in common              ________________________

                                                  State


     Additional abbreviations may also be used though not in the above list.

     For Value Received, ___________________________________ hereby sell, assign and transfer ____________ Units represented by this Certificate unto
________________________________


                                           SOCIAL SECURITY OR OTHER IDENTIFYING
                                           NUMBER OF ASSIGNEE MUST BE PROVIDED
                                           ------------------------------------
                                          |                                    |
                                          |                                    |
                                           ------------------------------------

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and does hereby irrevocably constitute and appoint ____________________________, attorney, to transfer said Units on the books of the Trustee, with full power and substitution in the premises.

     Dated:

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

     SIGNATURE(S) GUARANTEED BY

     _______________________________________

     Firm or Bank

     Authorized Signature




 -----------------------------------------------------------------
|    Signatures must be guaranteed by a participant in the        |
| Securities Transfer Agents Medallion Program ("STAMP") or       |
| such other guarantee program in addition to, or in substitution |
| for, STAMP, as may be accepted by the Trustee.                  |
 -----------------------------------------------------------------


          (9)  The definition of "Unitholder" is hereby amended as follows:

          "Unitholder" shall mean the registered holder of any Unit of beneficial interest as recorded on the registration books of the Trustee, or the registered holder of any Certificate, his legal representative and heirs, or the successors of any corporation, partnership or other legal entity which is a registered holder of any Certificate and as such shall be deemed a beneficiary of the related Trust created by this Indenture to the extent of his pro rata share thereof.

          (10) Section 2.03 is hereby amended and replaced in its entirety as follows:

          Section 2.03. Issue of Certificates and Establishment of Book Entry Positions. By executing the Reference Trust Agreement and receipt for deposited Securities, the Trustee will thereby acknowledge receipt of the deposit of the Securities listed under "The Trust Portfolio" in the Prospectus and referred to in Section 2.01 hereof, and simultaneously with the receipt of said deposit, has recorded on its books, for each of the plans of distribution provided for in the Prospectus, the ownership by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Prospectus and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation evidencing the ownership of the number of Units specified or, if requested by the Depositor, the ownership by DTC of all such Units and will cause such Units to be credited at DTC to the account of the Depositor or, pursuant to the Depositor's direction and as hereafter provided, the account of the issuer of the Letter of Credit referred to in Section 2.01. The Trustee hereby agrees that on the date of any Supplemental Indenture it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or aggregate number of Units to be issued in respect of such additional Securities so deposited.

          Upon the sale of Units to a purchaser, the Units will be evidenced by a Book Entry Position unless, if so provided for in the Prospectus, such purchaser expressly requests that the purchased Units be evidenced in Certificate form. Upon sale of the Units to a purchaser who requests Units in certificated form, the Trustee shall issue a Certificate or Certificates in the name of the purchaser and note that such Unitholder holds units in



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     certificated form on the books of the Trustee.  The Trustee is entitled to specify the minimum denomination of any Certificate issued. The rights set forth in this Indenture of any holder of Units held in certificated form shall be the same as those of any other Unitholder.

          (11) The following Section 2.07 is hereby added to Article II:

     Section 2.07.  Form of Certificates.  Each Certificate referred to in
     Section 2.03 is, and each Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed either manually or in facsimile by an authorized officer of the Trustee and in facsimile by the Chairman of the Board, President or one of the Vice Presidents of the Depositor and dated the date of execution and delivery by the Trustee. In case any authorized officer of the Trustee or the Depositor who has signed or whose facsimile signature has been placed upon any Certificate shall have ceased to be such officer before any such Certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue.

          (12) Section 3.01 is hereby amended as follows:

          Section 3.01. Initial Costs. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. Upon notification from the Depositor that the primary offering period is concluded, or after six months, at the discretion of the Depositor, the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account as further set forth in
     Section 3.04, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor but not in excess of the estimated per-Unit amount set forth in the Prospectus multiplied by the number of Units outstanding as of the conclusion of such period. If the cash balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this section shall be for the account of the Unitholders of record at the conclusion of the period described above. Any assets deposited with the Trustee in respect of the expenses reimbursable under this section shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the "Statement of Financial Condition" of the Trust included in the Prospectus not later than the First Settlement Date and the Depositor's obligation to make such delivery shall be secured by cash or the Letter of Credit deposited pursuant to section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of



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     the primary offering period or after six months, at the discretion of the
     Depositor, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per-Unit amount payable pursuant to the next sentence. If a Unitholder redeems Units prior to the conclusion of the primary offering period or after six months, at the discretion of the Depositor, the Trustee shall pay to the Unitholder, in addition to the Redemption Price of the tendered Units, an amount equal to the estimated per-Unit cost of organizing the Trust and the sale of Trust Units set forth in the Prospectus multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

          (13) Section 3.06(b)(ii) is hereby amended as follows:

       (ii) (a) For the purposes of this Section 3.06, the "Interest Distribution" of a Unitholder shall be made on the basis of one-twelfth of the estimated annual interest income to the Trust for the ensuing twelve months, after a pro-rated initial payment and after deduction of the estimated costs and expenses to be incurred on behalf of such Unitholders during the twelve month period for which such interest income has been estimated.

              (b) In the event the amount on deposit in the Interest Account of any Trust on a Distribution Date is not sufficient for the payment of the amount of interest to be distributed monthly on the basis of the aforesaid computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to such Interest Account such amount as may be required to permit payment of the monthly interest distribution to be made as described above and shall be entitled to be reimbursed, without interest, out of interest received by such Trust subsequent to the date of such advance and subject to the condition that any such reimbursement shall be made only under conditions which will not reduce the funds in or available for the Interest Account to an amount less than required for the next ensuing distribution of interest. The Trustee's fee takes into account the costs attributable to the outlay of capital needed to make such advances. To the extent practicable, the Trustee shall allocate the expenses of each Trust among Units of such Trust, giving effect within any Trust to differences in administrative and operational cost among those who have chosen to receive a particular plan of distribution is provided for in the Prospectus.



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              (c)  Unitholders of any Trust desiring to receive distributions according to a particular plan of distribution provided for in the Prospectus may elect at the time of purchase to receive such distributions by notice to the Trustee. Unitholders must furnish written notice to the Trustee indicating their desire to receive such distributions. The Trustee, within five business days of receiving such notice, shall issue to the Book Entry Unitholder a new Book Entry Position confirmation indicating such Unitholder's preferred distribution plan. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Those wishing to change their plan of distribution, if multiple distribution plans are provided for in the Prospectus, must do so by sending written notice at any time to the Trustee; holders of Certificates must also send to the Trustee the Certificate to which the requested change relates. Changes may be made as soon as reasonably practicable.

          (14) Section 3.08(a)(x) is hereby amended as follows:

       (x) that as of any Record Date such Bonds are scheduled to be redeemed and paid prior to the next succeeding monthly Distribution Date; provided, however, that as the result of such sale the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the distribution from the Principal Account on such next succeeding monthly Distribution Date at least $1.00 per Unit; or

          (15) The first paragraph of Section 5.01 is hereby amended and restated to read as follows:

          Section 5.01. Trust Evaluation. As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall: Add (i) all moneys on deposit in a Trust (excluding (1) cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Interest and Principal Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.03 and 3.04 hereof and (2) moneys credited to the Reserve Account pursuant to Section 3.05 hereof), plus (ii) the aggregate Evaluation of all Securities (including Contract Securities and Reinvestment Securities) on deposit in such Trust as is determined by the Evaluator (such evaluations shall take into account and itemize separately
     (i) the cash on hand in the Trust or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (ii) the value of each issue of the Securities in the Trust on the bid side of the market as determined by the Evaluator pursuant to Section 4.01, and (iii) interest accrued thereon not subject to collection and distribution. For each such Evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued fees of the Trust and expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Supervisor, the Depositor and bond counsel, in each case as reported by



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     the Trustee to the Evaluator on or prior to the date of evaluation, (iii)
     any moneys identified by the Trustee, as of the date of the Evaluation, as held for distribution to Unitholders of record as of a Record Date or for payment of the Redemption Value of Units tendered prior to such date and
     (iv) unpaid organizational and offering costs in the estimated amount per Unit set forth in the Prospectus. The resulting figure is herein called a "Trust Fund Evaluation." The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value."

          (16) The first paragraph of Section 5.02 is hereby amended as follows:

          Section 5.02. Redemptions by Trustee; Purchases by Depositor. Any Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its unit investment trust division office shall be redeemed by the Trustee no later than the third calendar day following the day on which tender for redemption is made in proper form, provided that if such day of payment is not a Business Day, then such payment shall be made no later than the first Business Day prior thereto (herein referred to as the "Settlement Date"). Unitholders must sign the request or transfer instrument, exactly as their name appears on the tendered Certificate or on the records of the Trustee. If the amount of redemption is $500 or less and the proceeds are payable to the Unitholders of record at the address of record, no signature guarantee is necessary for redemptions by individual account owners (including joint owners). Additional documentation may be requested, and a signature guarantee is always required, from corporations, executors, administrators, trustees, guardians and associations. The signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program (STAMP) or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Subject payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment of cash equivalent to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee as of the Evaluation Time on the Redemption Date, multiplied by the number of Units tendered for redemption (herein called the "Redemption Value"), or if the Unitholder wishes to redeem a number of Units less than all those so tendered, multiplied by the number of Units so designated by such Unitholder for redemption. Units received for redemption by the Trustee on any day after the Evaluation Time will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Value computed on that day.

          If applicable, any Certificates evidencing Units redeemed pursuant to this Section 5.02 shall be cancelled by the Trustee and the Unit or Units evidenced by such Certificates shall be extinguished by such redemptions.

          (17) The heading and the first sentence of Section 5.04 are hereby amended as follows:



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          Section 5.04.  Units Held Through the Depository Trust Company or a
     Successor Clearing Agency. With the exception of Units held in certificated form, if applicable, no Unit may be registered in the name of any person other than DTC or its nominee (or such other clearing agency registered as such pursuant to Section 17A of the Exchange Act of 1934 designated as successor to DTC by the Depositors, or the Trustee or the nominee thereof) (DTC and any such successor clearing agency are herein referred to as the "Clearing Agency") unless the Clearing Agency advises the Trustee that it is no longer willing or able properly to discharge its responsibilities with respect to the Units and the Trustee is unable to locate a qualified successor clearing agency, in which case the Trustee shall notify the Clearing Agency and instruct it to provide the Trustee with the name and address of all persons who are the beneficial owners of Units as registered on the books of the Clearing Agency (the "Owners").

          (18) Article V is hereby amended by adding the following sections:

     Section 5.06. Transfer of Units; Interchange of Certificates. A Unitholder may transfer any of his Units by making a written request to the Trustee at its unit investment trust office and, in the case of Units evidenced by a Certificate, if applicable, by presenting and surrendering such Certificate at such office properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee. Unitholders must sign such written request, and such Certificate of transfer instrument, if applicable, exactly as their name appears on the records of the Trustee and on any Certificate representing the Units to be transferred. Such signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Such transfer shall thereupon be made on the records of the Trustee and, if appropriate, a new registered Certificate or Certificates for the same number of Units of the same Trust shall be issued in exchange and substitution therefor. Certificates issued pursuant to this Agreement are interchangeable for one or more other Certificates of the same Trust in an equal aggregate number of Units and all Certificates issued shall be issued in denominations of one Unit or any whole multiple thereof as may be requested by the Unitholder. The Trustee may deem and treat the person in whose name any Unit or Certificate shall be registered upon the books of the Trustee as the owner of such Unit or Certificate for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary. The transfer books maintained by the Trustee for each Trust for the purpose of this Section 5.06 shall be closed for an individual Trust as such Trust is terminated pursuant to
     Article IX hereof.

          A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid to the Trustee. A Unitholder may be required to pay $2 (or such other amount as may be specified by the Trustee and approved by the Depositor) for each new Certificate issued on any such transfer or interchange.

          All Certificates cancelled pursuant to this Agreement, other than those endorsed for transfer, may be cremated or otherwise destroyed by the Trustee.



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     Section 5.07.  Replacement of Certificates.  In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the Unitholder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur, provided, however, that if the particular Trust has terminated or is in the process of termination, the Trustee, in lieu of issuing such new Certificate, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 9.02 hereof. Any mutilated Certificate shall be duly surrendered and cancelled before any duplicate Certificate shall be issued in exchange and substitution therefor. Any duplicate Certificate issued pursuant to this Section 5.07 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. Upon issuance of any duplicate Certificate pursuant to this Section 5.07, the Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code to a holder presenting a Certificate for transfer in the case of an over issue.

          (19) The second paragraph of Section 9.02 is hereby amended as follows:

          In the event of a termination, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 9.02 based on such Unitholder's pro rata interest in the balance of the Principal and Interest Accounts after the deductions herein provided. Written notice shall be given by the Trustee in connection with any termination to each Unitholder at his address appearing on the registration books of the Trustee and in connection with a Mandatory Termination Date such notice shall be given no later than 30 days before the Mandatory Termination Date. For Unitholders holding units in certificated form, written notice of any termination specifying the time or times at which such Unitholders may surrender their Certificates for cancellation shall be given to each such Unitholder.

          (20) Subsection (d) of Section 9.02 is hereby amended as follows:

          (d)  make final distributions from such Trust, as follows:

          (i) to each Unitholder receiving distribution in cash, upon surrender for cancellation of his Certificate or Certificates, if applicable, such holder's pro rata share of the cash balances of the Interest and Principal Accounts; and

          (ii) on the conditions set forth in Section 3.05 hereof, to all Unitholders, upon surrender for cancellation of their respective Certificate or Certificates, if applicable, their pro rata share of the balance of the Reserve Account.

          (21) Section 9.03 is amended by adding the following at the end of the final paragraph:



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          If applicable, in the event that all of the Unitholders holding
     Certificates of such Trust shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to such remaining Unitholders to surrender their written Certificates for cancellation and receive the liquidation distribution with respect thereto. If within one year after the second notice all the Certificates of such Trust shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact such remaining Unitholders concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other assets which remain in such Trust hereunder.

          (22) The first sentence of the Introduction is hereby modified as follows:

          These Standard Terms and Conditions of Trust, effective February 6, 2002, shall be applicable to certain Claymore Securities Defined Portfolios established after the date of effectiveness hereof containing certain debt obligations, as provided in this paragraph.

          (23) The definition of "Bonds" in Article I is hereby modified as follows:

          (24) "Bonds" shall mean such of the debt obligations, including "when-issued" and/or "regular way" contracts, if any, for the purchase of certain bonds, and cash or a certified check or checks and/or an irrevocable letter or letters of credit in the amount required for such purchase, deposited in irrevocable trust and listed under "The Trust Portfolio" in the Prospectus, and any obligations received in exchange, substitution or replacement for such obligations pursuant to Sections 3.09 and 3.18 hereof, as may from time to time continue to be held as a part of the Trust to which such Reference Trust Agreement relates.

          (25) Subsection (a)(xi) of Section 3.08 is hereby deleted, and Subsections (a)(xii) and (a)(xiii) are hereby redesignated as Subsections
     (a)(xi) and (a)(xii), respectively.

          (26) The first paragraph of Section 3.17 is hereby amended and replaced with the following:

          Section 3.17. Replacement Bonds. In the event that any Bond is not delivered due to any occurrence, act or event beyond the control of the Depositor and of the Trustee (such a Bond being herein called a "Special Bond"), the Depositor may so certify to the Trustee and instruct the Trustee to purchase Replacement Bonds which have been selected by the Depositor having a cost and an aggregate principal amount not in excess of the cost and aggregate principal amount of the Special Bonds not so delivered. To be eligible for inclusion in the Trust, the Replacement Bonds which the Depositor selects must: (i) for Trusts containing municipal bonds, yield current interest which is exempt from taxation for federal income tax purposes and, if the Trust is a State Trust, exempt from taxation under the personal income tax law of the particular state involved; (ii) have a fixed maturity or disposition date comparable to the bonds replaced; (iii) be purchased at a price that results in a yield to maturity and in a current return, in each case as of the execution and



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     delivery of the applicable Reference Trust Agreement, which is approximately equivalent to the yield maturity and current return of the Special Bonds which failed to be delivered and for which the Replacement Bonds are substituted; (iv) be purchased within twenty days after delivery of notice of the failed contract to the Trustee or to the Depositor, whichever occurs first; (v) for an uninsured trust, be rated in the category BBB or better or its equivalent by at least one national rating organization and (vi) for an insured trust, be rated in the category AAA or its equivalent by at least one national rating organization. Any Replacement Bonds received by the Trustee shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as other Bonds deposited hereunder. No such deposit of Replacement Bonds shall be made after the earlier of (i) 90 days after the date of execution and delivery of the applicable Reference Trust Agreement or (ii) the first Distribution Date to occur after the date of execution and delivery of the applicable Reference Trust Agreement.

          This Reference Trust Agreement shall be deemed effective when executed and delivered by the Sponsor and the Trustee.














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     IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust
Agreement to be duly executed.


                                CLAYMORE SECURITIES, INC. Depositor


                                By  /s/ Benjamin Fulton
                                    Title:  President and Director





                                THE BANK OF NEW YORK, Trustee


                                By  /s/ Thomas Porazzo
                                    Title:  Vice President













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                                   SCHEDULE A

                         SECURITIES INITIALLY DEPOSITED

               CLAYMORE SECURITIES DEFINED PORTFOLIOS, SERIES 126



(Note: Incorporated herein and made a part hereof is the "Trust Portfolio" as set forth in the Prospectus.)




















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